SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934






Date of Report (Date of earliest event reported)           April 25, 2001
                                                --------------------------------


                             KNOWLEDGE TRANSFER SYSTEMS, INC.
          -------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


       Nevada                          0-28417                  87-6121862
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(State or other jurisdiction       (Commission File           (IRS Employer
 or incorporation)                      Number)             Identification No.)


                           110 Broadway Street, Oakland, CA 94617
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          (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code         (510)-251-6230
                                                   -----------------------------


                               GoThink!.com, Inc.
         ---------------------------------------------------------------
          (Former name or former address, if changed since last report)




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ITEM 1 and Item 2.  Changes in Control of Registrant and Acquisition and
                    Disposition of Assets.


         On April 25, 2001, the Company consummated a Stock Exchange Agreement with KT Solutions, Inc. and its sole shareholder, Ensurge, Inc., under which the Company acquired all of the issued and outstanding shares of KT Solutions, Inc. in exchange for 8,000,000 shares of the Company's common stock. As a result of this agreement, KT Solutions, Inc. has become a wholly-owned subsidiary of the Company.

         Prior to the completion of the stock exchange, on April 24, 2001, the Company completed a one for 100 reverse stock split of its outstanding common stock and changed its name from GoThink!.com, Incorporated to Knowledge Transfer Systems, Inc. The Company's new trading symbol is KTSI.

         At the completion of the Stock Exchange Agreement there were approximately 40,813,211 shares of the Company's common stock issued and outstanding. Ensurge, Inc. owns 8,000,000 shares of the Company's common stock as a result of the transaction.

         The negotiations of the Stock Exchange Agreement were made on an arms length basis and there are no affiliated parties. The summary of the Stock Exchange Agreement is qualified in its entirety by reference to its full text, a copy of which is filed hereto as an exhibit.

         In connection with the Stock Exchange Agreement, the Company's sole officer and director, Jennifer L. Brenner, has resigned. The new officers and directors of the Company are as follows:

         Name                                 Position

         Steve K. Burke*                      President, Treasurer and Director
         Gail C. Burke*                       Secretary
         John C. Graham                       Director

         * Steve Burke and Gail Burke are husband and wife.

Steve Burke has served as President and CEO of KT Solutions since 1996. Prior to KT Solutions, Mr. Burke was a principal at Emerson Capital Corporation, a business brokerage and investment firm in San Francisco. Mr. Burke has held various sales and marketing management positions over the years, including vice president of sales and marketing for Tricom Systems Corporation. He was a founder and member of the management team of this software start-up and grew sales to over $25 million in 8 years. Tricom was successfully sold in 1993. He graduated with a masters in finance from the University of Wyoming.

Gail Burke has served as Secretary of KT Solutions since 1996. Mrs. Burke is a commercial asset manager and has held various management positions with institutional firms in San Francisco. She received a BS degree in Business management from San Jose State University.

John Graham has served on the board of directors of KT Solutions since 1996. He is presently the Chairman and CEO of ICAT Managers, an insurance company based in Boulder, Colorado. Mr. Graham is a graduate of Colorado State University.

         In conjunction with the acquisition, Mr. Burke received 12,000,000 shares, Mrs. Burke received 50,000 shares and Mr. Graham received 400,000 shares in exchange for a promissory note of $622,500 to the Company.

         In addition, the Company issued 1,900,000 shares to six investors for a total purchase price of $130,000, pursuant to Section 4(2) of the Securities Act of 1933. The Company also issued a total of 18,215,000 shares to former members of the Company's management who provided services prior to or in connection with the acquisition and are not serving as members of management of the Company subsequent to the acquisition. Of this amount, 11,215,000 shares were issued in exchange for subscription agreements and promissory notes aggregating $651,500.

Business Description of KT Solutions, Inc.

         KT Solutions, Inc., incorporated in August 1996, is a California corporation engaged in the business of developing and marketing computer based and on-line training courses. KT Solutions, Inc. has executive offices located in Oakland, California and has been developing technology based training solutions for almost a decade.

         KT Solutions, which began as a custom development house for large corporate companies such as, Hewlett Packard, Lucent Technologies, State Farm and UPS, has developed a library of over 250 courses, covering more than 1,000 hours of instruction. The courses cover today's most popular Information Technology subjects including Microsoft Office, Microsoft MCSE certifications, Oracle, Cisco, Java and industry certifications like A+, Network+ and iNet+. The solutions are delivered as computer-based-training and Internet based learning products also known as eLearning. KT Solutions, Inc.'s products are sold into various channels by distance learning providers, training companies, retailers and through a growing international network of distributors.

         KT Solutions, Inc.'s content sourcing arrangements are unique in the industry and a key competitive differentiator. KT Solutions, Inc.'s licensing arrangements allow complete flexibility in pricing and content blending strategies when KT Solutions, Inc. sets up distribution agreements with its channel partners. The content sourcing arrangements also provide access to the sales channels and sales forces of these publishers for KT Solutions, Inc. products. KT Solutions, Inc. currently has licensing and cross-sales agreements with Thompson Publishing, Sybex Publishing, New Horizons CLC and ProsoftTraining.com.

         KT Solutions' goal is to be the content provider for the leading training providers across four channels: traditional corporate, academic, on-line and retail. KT Solutions' web site is found at: www.ktsolutions.com. It's executive offices are located in Oakland, California.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
         -------------------------------------------------------------------

         a.       Financial Statements and Pro Forma Financial Information.

                  The Company shall file Financial Statements and Pro Forma Financial Information by an amendment to this Form 8-K within 60 days from the due date of this filing.

         b.       Exhibits

                  1.       Stock Exchange Agreement.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               KNOWLEDGE TRANSFER SYSTEMS, INC.


                                                  By: /s/ Steve K. Burke
                                                      --------------------------
                                                      Steve K. Burke, President

DATED: May 1, 2001